Exhibit 10.2.20

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT is made and entered into as of the date indicated on the signature page under “Date of Agreement” by and between MGIC Investment Corporation, a Wisconsin corporation (the “Company”), and the employee of Mortgage Guaranty Insurance Corporation (“MGIC”), or one of its subsidiaries, whose signature is set forth on the signature page hereto (the “Employee”).

INTRODUCTION

The Company is awarding restricted stock units to the Employee under the MGIC Investment Corporation 2015 Omnibus Incentive Plan (such plan as it appears as Appendix A to the Company’s Proxy Statement dated March 24, 2015 is referred to as the “Plan”) and this Agreement. The Company may also make cash incentive awards to the Employee under the Plan, which along with such Restricted Stock Units may be recovered in certain circumstances.

This Agreement consists of this instrument and the Incorporated Terms dated as of January 22, 2018 to Restricted Stock Unit Agreement (the “Incorporated Terms”), which although not attached to this instrument, are part of this Agreement and were provided to the Employee as indicated in Section 1(b) below.

The parties mutually agree as follows:

1.    Award of RSUs; Incorporated Terms.

(a)    Subject to the terms and conditions set forth herein, the Company is confirming the award to the Employee of the number of restricted stock units (“RSUs”) set forth in the document entitled “Executive Compensation” that was delivered to the Employee by the Company in January or February 2018 to notify the Employee of the award of RSUs. The Employee agrees if there is any difference between the number of RSUs determined by (i) such document, as delivered to the Employee, and (ii) the number of RSUs awarded by the Committee, as reflected in the records of the Committee, the number of RSUs reflected in the records of the Committee shall control.

(b)    The Incorporated Terms are incorporated in this instrument with the same effect as if they were physically set forth in this instrument. The Incorporated Terms and this instrument constitute a single agreement which is referred to as “this Agreement.” The terms “herein,” “hereof,” “above” and similar terms used in this Agreement refer to this Agreement as a whole. The Incorporated Terms were made available to the Employee with this Restricted Stock Unit Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized signer, and the Employee has executed this Agreement, all as of the day and year set forth below.

Date of Agreement:	As of January 22, 2018

MGIC INVESTMENT CORPORATION By: Title: Authorized Signer

Name:

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Certain Terms of the RSUs:
RSUs Release Date: February 28, 2021
RSUs Vesting Metric:
Dividend Start Date: January 22, 2018